SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  August 25, 1997

                            OUTLET CENTRE PARTNERS
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-16717
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3498737
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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In December 1986, the Partnership, through a limited partnership, acquired the
Factory Outlet Centre (the "Centre"), Bristol, Wisconsin. The Partnership also acquired a 3-acre parcel and a 6-acre parcel located adjacent to the Centre which were subsequently developed for additional parking and another phase of the Centre, respectively (together with the Centre, the "Property"). In 1987, the Partnership raised $30,000,000 from Limited Partners and utilized approximately $26,550,000 from these offering proceeds towards the acquisition of the Property. In 1987, the Partnership obtained a first mortgage loan collateralized by the Property from an unaffiliated party, $4,000,000 of which was funded in 1987 and $8,000,000 of which was funded in 1989. Of the $8,000,000 funded in 1989, $7,400,100 was distributed to Limited Partners as Net Cash Proceeds. In 1994, the mortgage loan was refinanced with a new $12,750,000 first mortgage loan from an unaffiliated party. The loan matures in July 1999. Based upon the current operations of the Property, the General Partner believes it is unlikely that the full amount of the loan can be refinanced at maturity.

On August 25, 1997, the Partnership contracted to sell the Property to Insignia Commercial Investments Group Inc., a Delaware corporation (the "Purchaser"), for a sale price of $17,000,000. This price exceeds the current appraised value of the Property. The Purchaser is an affiliate of Insignia Management Group, L.P. which has provided property management services for the Property. In addition, in November 1996, Insignia Capital Advisors, Inc., another affiliate of the Purchaser, executed a broker listing agreement with the Partnership and will receive a commission in connection with the sale of the Property as described below.

The Purchaser is obligated to deposit $150,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled for October 16, 1997. The closing may be accelerated upon three days' prior notice from the Purchaser to the Partnership and upon the consent of the Partnership. From the proceeds of the sale, the Limited Partnership will repay the outstanding balance of the first mortgage loan of approximately $12,319,000 and will pay $425,000 as a brokerage fee to an affiliate of the Purchaser. The Partnership will receive the remaining proceeds of approximately $4,256,000, less closing costs.

Insignia Management Group, L.P. has provided property management and asset disposition services to other properties owned by affiliates of the Partnership and Insignia Capital Advisors, Inc. has provided brokerage services for in excess of 30 other properties owned by affiliates of the Partnership. In addition, affiliates of the Purchaser have purchased two properties owned by affiliates of the Partnership.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the Property may not occur.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2)  (i)   Agreement of Sale and attachment thereto relating to the
                     sale of Factory Outlet Centre, Bristol, Wisconsin.

               (ii) Letter Agreement relating to the sale of Factory Outlet Centre, Bristol, Wisconsin.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.


Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         OUTLET CENTRE PARTNERS

                         By: Balcor Partners-XXII, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ John K. Powell, Jr
                              ------------------------------------
                                   John K. Powell, Jr.
                                   Senior Vice President


Dated:  August 29, 1997
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